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                                                                    EXHIBIT 10.1

                            UNITED STATES OF AMERICA
                           DEPARTMENT OF THE TREASURY
                    OFFICE OF THE COMPTROLLER OF THE CURRENCY

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IN THE MATTER OF:                           )
ACE Cash Express, Inc.                      )
Irving, Texas                               )
Agent and Bank Service Provider for:        )           AA-EC-02-19
Goleta National Bank                        )
Goleta, California                          )
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                     STIPULATION AND CONSENT TO THE ISSUANCE
                               OF A CONSENT ORDER

         The Comptroller of the Currency of the United States of America ("Comptroller") is prepared to initiate cease and desist and civil money penalty proceedings against ACE Cash Express, Inc., Irving, Texas ("ACE") pursuant to 12 U.S.C. Section 1818(b) and (i).

         ACE, in the interest of cooperation and settlement, consents to the issuance of a Consent Order, dated October 25, 2002 ("Order");

         In consideration of the above premises, the Comptroller, through his authorized representative, and ACE, through its duly elected and acting President and Chief Operating Officer ("President"), hereby stipulate and agree to the following:

                                   ARTICLE I

                                  Jurisdiction

         (1) Goleta National Bank, Goleta, California, ("Bank") is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. Section 1 et seq. Accordingly, the Bank is an "insured depository institution" as that term is defined in 12 U.S.C. Section 1813(c)(2).


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         (2) ACE's performance of services for the Bank is subject to regulation and examination by the OCC to the same extent as if such services were being performed by the Bank itself on its own premises, pursuant to 12 U.S.C. Section 1867(c).

         (3) ACE is an agent of the Bank and is an "institution-affiliated party" of the Bank as that term is defined in 12 U.S.C. Section 1813(u).

         (4) The Comptroller is "the appropriate Federal banking agency" regarding ACE pursuant to 12 U.S.C. Section 1813(q). Therefore, ACE is subject to the authority of the Comptroller to initiate and maintain cease and desist and civil money penalty proceedings pursuant to 12 U.S.C. Sections 1818(b) and
(i), and 1867(c).

         (5) Through a Master Loan Agency Agreement dated August 11, 1999, as amended, the Bank initiated a program with ACE (the "Program") whereby the Bank would make short-term consumer loans ("Bank Payday Loans") to consumers at ACE's various retail locations throughout the United States. The Bank Payday Loans are or have been offered at ACE locations in approximately 24 states and the District of Columbia. The loans are made by the Bank, and, pursuant to 12 U.S.C.
Section 85, the Bank charges an interest rate permissible under the laws of the United States for national banks located in the State of California. Shortly after origination, ACE purchases a 90-95% participation in the loans from the Bank. Subject to the Bank's supervision and direction, ACE performs marketing, servicing and collecting on the loans. As reflected in past statements, the Comptroller has substantial policy concerns regarding programs of this type. As described in the Order, the Program is being terminated.


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                                   ARTICLE II

                                    Agreement

         (1) ACE, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.

         (2) ACE agrees that the Order shall be deemed an "order issued with the consent of the . . . institution-affiliated party" as that phrase is used in 12 U.S.C. Section 1818(h)(2) and further agrees that this Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. Section 1818(i). Notwithstanding the absence of mutuality of obligation, or of consideration or of a contract, the Comptroller or his designee may enforce any of the commitments or obligations herein or within the Order undertaken by ACE under its supervisory powers, including 12 U.S.C. Section 1818(i), and not as a matter of contract law. ACE expressly acknowledges that neither ACE nor the Comptroller has any intention to enter into a contract.

         (3) ACE also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency ("OCC") has statutory or other authority to bind the United States, the U.S. Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC's exercise of its supervisory responsibilities.


                                   ARTICLE III

                                     Waiver

         (1) By executing the Order, ACE waives:

             (a) the right to the issuance of a Notice under 12 U.S.C. Section
                 1818(b) or (i);

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             (b) all rights to a hearing and a final agency decision pursuant to
                 12 U.S.C. Section 1818(b) or (i) and 12 C.F.R. Part 19;

             (c) all rights to seek judicial review of the Order;

             (d) all rights in any way to contest the validity of the Order; and

             (e) any and all claims for fees, costs or expenses against the
                 Comptroller or any of his agents or employees, related in any way to this enforcement matter or the Order, whether arising under common law or under the terms of any statute including but not limited to the Equal Access to Justice Act, 5 U.S.C.
                 Section 504 and 28 U.S.C. Section 2412.

         (2) ACE shall not cause, participate in or authorize the Bank or any national bank (or any subsidiary or affiliate thereof) to incur, directly or indirectly, any expense for the payment of the civil money penalty under the Order or any legal (or other professional) expense relative to the negotiation and issuance of the Order; and, in accordance with 12 C.F.R. Section 7.2014, ACE shall not, directly or indirectly, obtain or accept any indemnification (or other reimbursement) from the Bank or any national bank (or any subsidiary or affiliate thereof) with respect to such amounts.

         (3) It is hereby agreed that the provisions of the Order constitute a full settlement and final disposition of cease and desist and civil money penalty proceedings contemplated by the Comptroller. The Comptroller agrees not to institute further proceedings for any acts, omissions or violations that occurred prior to the date of the Order.

         (4) It is further agreed that the provisions of the Order shall not be construed as an adjudication on the merits.


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         (5) ACE understands that nothing herein shall preclude any proceedings brought by the Comptroller to enforce the terms of the Order, and that nothing herein constitutes, nor shall ACE contend that it constitutes, a waiver of any right, power or authority of any other representatives of the United States or agencies thereof, including the Department of Justice, to bring other actions deemed appropriate.

         (6) Nothing in this Stipulation and Consent or the Order shall be construed to be and is not intended to imply an admission or denial by ACE as to any fact, finding, conclusion, issue of law, or violation of law, nor shall compliance with the Order constitute or be construed as an admission or denial by ACE of any fact, finding, conclusion, issue of law, or violation of law. ACE's agreement to terminate its participation in the Program pursuant to this Stipulation and Consent and the Order does not constitute an admission or denial with respect to ACE's activities prior to the effective date of the Order.

         IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ DAVID D. GIBBONS                               October 25, 2002
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David D. Gibbons                                  Date
Deputy Comptroller
Special Supervision / Fraud Division


         IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting President and Chief Operating Officer of ACE, has hereunto set his hand on behalf of ACE.

/s/ JAY B. SHIPOWITZ                               October 25, 2002
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Jay B. Shipowitz                                  Date
President and Chief Operating Officer
ACE Cash Express, Inc.


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